CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-76820, 333-100637, 333-117125, 333-102592 and 333-110115 on Form S-3,
Registration  Statement Nos. 333-64495,  333-33481,  333-99099 and 333-108419 on
Form S-8 of our report dated March 7, 2005, relating to the consolidated financial statements of Altair Nanotechnologies Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Altair Nanotechnologies Inc. and subsidiaries for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP
-------------------------------
Salt Lake City, Utah
March 7, 2005